As filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUBLIC SERVICE ENTERPRISE

GROUP INCORPORATED

(Exact name of registrant as specified in charter)

NEW JERSEY	22-2625848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

(973) 430-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DANIEL J. CREGG

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

(973) 430-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

TAMARA L. LINDE, ESQUIRE

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement contains the following separate prospectuses:

1. A form of prospectus to be used in connection with offerings by Public Service Enterprise Group Incorporated of its Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Senior Debt Securities and Subordinated Debt Securities.

2. A form of prospectus to be used in connection with offerings of Common Stock by Public Service Enterprise Group Incorporated pursuant to its Enterprise Direct Dividend Reinvestment and Stock Purchase Plan.

PROSPECTUS

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Common Stock, Preferred Stock,

Stock Purchase Contracts, Stock Purchase Units,

Senior Debt Securities and Subordinated Debt Securities

Public Service Enterprise Group Incorporated (“PSEG”) may offer from time to time the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

PSEG will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to such offering, and the documents incorporated herein and therein before you make any decision to invest in the securities.

PSEG’s common stock is listed on the New York Stock Exchange under the ticker symbol “PEG.”

PSEG will sell the securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the securities in respect of which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent’s commission, underwriter’s discount or dealer’s purchase price and the net proceeds to PSEG from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable prospectus supplement. See “Plan of Distribution” for possible indemnification arrangements for any such agents, underwriters and dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in PSEG’s securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” beginning on page 5 of this prospectus, as well as the risk factors contained in PSEG’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest.

The date of this prospectus is November 13, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PSEG filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings. Each time PSEG sells these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of its provisions.

You should read this prospectus, any prospectus supplement and any free writing prospectus, including in each case, information incorporated by reference together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information in any applicable prospectus supplement or free writing prospectus or that is incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement and any free writing prospectus relating to an offering. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since that date.

In this prospectus, unless otherwise stated, or the context otherwise requires, references to “PSEG,” “we,” “us” and “our” are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

We may use this prospectus to offer from time to time:

•	shares of our common stock, without par value;

•	shares of our preferred stock, without par value, which may be convertible into our common stock;

•	stock purchase contracts to purchase shares of our common stock;

•

unsecured debt securities, which may include senior and subordinated securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior and subordinated debt securities, as the “debt securities;” and

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stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders’ obligations under the stock purchase contracts.

We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units and the debt securities, collectively, as the “securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at investor.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below that have been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Information in our Definitive Proxy Statement on Schedule 14A filed on March 9, 2023 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

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Our Current Reports on Form 8-K filed on January 18, 2023, February  17, 2023, April  11, 2023, April  19, 2023, April  21, 2023, May  31, 2023, August  7, 2023, September  21, 2023, October  4, 2023 and October 26, 2023; and

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The description of our common stock in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4c to our Annual Report on Form 10-K for the year ended December 31, 2019, and any further amendment or report filed for the purpose of amending such description.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of any particular offering of securities, except, in each case, for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K or the prospectus supplement for such offering.

You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,”

“expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

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the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

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any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

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the impact of changes in state and federal legislation and regulations on our business, including the ability of Public Service Electric and Gas Company (“PSE&G”) to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

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risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

We are a public utility holding company that, acting through our wholly owned subsidiaries, is a predominantly regulated electric and gas utility and a nuclear generation business. Our operations are located primarily in the Mid-Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment. As a holding company, our profitability depends on our subsidiaries’ operating results. We have two principal direct, wholly-owned subsidiaries:

•	PSE&G, which is a public utility engaged principally in the transmission of electricity and distribution of electricity and natural gas in certain areas of New Jersey; and

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PSEG Power LLC, which is an energy supply company that integrates the operations of its merchant nuclear generating assets with its fuel supply functions through competitive energy sales via its principal direct wholly owned subsidiaries.

Our other direct, wholly-owned subsidiaries are:

•	PSEG Energy Holdings L.L.C., which primarily holds lease investments;

•	PSEG Long Island LLC, which operates the Long Island Power Authority’s electric transmission and distribution system under an Operations Services Agreement; and

•	PSEG Services Corporation, which provides certain management, administrative and general services to us and our subsidiaries at cost.

PSEG is a New Jersey corporation with its principal offices located at 80 Park Plaza, Newark, New Jersey 07102. Its telephone number is (973) 430-7000.

RISK FACTORS

In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement or any applicable free writing prospectus, prospective investors should carefully consider the risks described below before making a decision to invest in the securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or cash flows and on the trading price of our securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

Because PSEG is a Holding Company, its Ability to Service its Debt Could be Limited

PSEG is a holding company with no material assets other than the stock or membership interests of its subsidiaries. Accordingly, all of PSEG’s operations are conducted by its subsidiaries which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay the debt of PSEG or to make any funds available to PSEG to pay such debt or satisfy its other corporate funding needs. As a result, PSEG’s debt will effectively be subordinated to all existing and future preferred equity and liabilities of its subsidiaries, including holders of their debt, trade creditors, secured creditors, taxing authorities and guarantee holders, and PSEG’s rights and hence the rights of PSEG’s creditors to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and preferred equity holders, except to the extent that PSEG’s claims as a creditor of such subsidiary may be recognized.

PSEG depends on its subsidiaries’ cash flows and access to capital in order to service its indebtedness and satisfy its other corporate funding needs. The debt agreements of PSEG’s subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. PSEG’s subsidiaries’ ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG may also be limited or restricted by regulatory considerations or applicable law.

PSEG’s subsidiaries have financed and may in the future finance some investments using non-recourse project level financing. Each non-recourse project level financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, PSEG’s subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement is not expected to cause a default with respect to PSEG’s debt, other debt of the applicable subsidiary, if any, or debt of PSEG’s other subsidiaries, it may materially affect PSEG’s ability to service its outstanding indebtedness and satisfy its other corporate funding needs.

We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness and satisfy our other corporate funding needs.

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement for a particular offering, the net proceeds from the sale of the securities will be added to our general funds and will be used for general corporate purposes.

DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

We may issue from time to time one or more series of the senior debt securities under our Senior Debt Indenture dated as of November 1, 1998 between us and U.S. Bank Trust Company, National Association, as Senior Trustee, or one or more series of the subordinated debt securities under our Subordinated Debt Indenture to be entered into between us and U.S. Bank Trust Company, National Association, as Subordinated Trustee. The term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

The Senior Debt Indenture and the form of Subordinated Debt Indenture (sometimes together referred as the “Indentures” and, individually, as an “Indenture”) are incorporated by reference or filed, as the case may be, as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. We have summarized the material terms and provisions of the Indentures. Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indenture that governs your debt securities for provisions that may be important to you.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described below under “— Subordinated Indenture Provisions.”

Because we are a holding company and conduct all of our operations through our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders of those subsidiaries other than, in each case, where we are recognized as a creditor of such subsidiary. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. See “Risk Factors.”

Each Indenture provides that any debt securities proposed to be sold under this prospectus and the relevant prospectus supplement may be issued in an unlimited amount under that Indenture in one or more series, in each case as authorized by us from time to time.

You should read the relevant prospectus supplement for a description of the material terms of each series of debt securities being offered, including:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of that series;

•	if less than the principal amount of the debt securities is payable upon acceleration of the maturity of the debt securities, the portion that will be payable or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or extended, on which the principal of the debt securities will be payable;

•	the rate or rates of interest, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined;

•	the terms of any remarketing of the debt securities;

•	the date or dates from which interest, if any, on the debt securities will accrue or how the date or dates will be determined;

•	the interest payment dates, if any, and the record dates for any interest payments or how the date or dates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend or defer interest payment periods and the duration of any extension or deferral;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or both and any applicable restrictions;

•	whether the debt securities will be issuable in temporary or permanent global form and any applicable restrictions or limitations;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable and to whom and how those payments will be made;

•	whether the debt securities are convertible into or exchangeable for any other securities and, if so, the applicable terms and conditions;

•	the denominations in which the debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;

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the index, formula or other method, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined and the manner in which such amounts will be determined;

•	if other than the applicable Trustee, the identity of each security registrar and/or paying agent;

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the applicability of the provisions of the applicable Indenture described below under “— Satisfaction and Discharge, Full Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any deletions, additions or changes in the events of default in the applicable Indenture and any change in the right of the applicable Trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any deletions, additions or changes in the covenants in the applicable Indenture;

•	the applicability of or any change in the subordination provisions of the Subordinated Indenture for a series of subordinated debt securities;

•	any provisions granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	any other material terms of the debt securities.

If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the securities being offered.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include the payment of any additional amounts required by the terms of the debt securities.

Debt securities may provide for less than the entire principal amount to be payable upon acceleration of the maturity date (“original issue discount securities”). Federal income tax and other matters concerning any original issue discount securities will be discussed in the applicable prospectus supplement.

Neither Indenture limits the amount of debt securities that may be issued in distinct series from time to time. Debt securities issued under an Indenture are referred to, when a single Trustee is acting as trustee for all debt securities issued under an Indenture, as the “indenture securities.” Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term indenture securities will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of indenture securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the indenture securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability, without the consent of the holders thereof, to issue indenture securities with terms different from those of indenture securities previously issued and to reopen a previous series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.

Denominations, Registration and Transfer

Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The Indentures also provide that debt securities of a series may be issuable in global form. See “— Book-Entry Debt Securities.” Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of registered securities) and in the denomination of $5,000 (in the case of bearer securities). Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached.

Registered securities will be exchangeable for other registered securities of the same series. If provided in the prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

Registered securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange:

•	at each office or agency required to be maintained by us for payment of that series as described in “— Payment and Paying Agents” below, and

•	at each other office or agency that we may designate from time to time for those purposes.

No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

We will not be required to:

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issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

–	if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and

–

if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange of any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

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issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Payment and Paying Agents

Unless otherwise provided in the prospectus supplement, principal, premium, interest and additional amounts, if any, on registered securities will be payable at any office or agency to be maintained by us in Edison, New Jersey and The City of New York, except that at our option interest on an interest payment date may be paid:

•	by check mailed to the address of the person entitled thereto appearing in the security register, or

•	by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest.

If debt securities of a series are issuable solely as bearer securities or as both registered securities and bearer securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency:

•	outside the United States where, subject to any applicable laws and regulations, the principal of and premium, and interest, if any, on the series will be payable, and

•

in The City of New York for payments with respect to any registered securities of that series (and for payments with respect to bearer securities of that series in the limited circumstances described below, but not otherwise);

provided that, if required in connection with any listing of debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those debt securities in any city located outside the United States required by the applicable stock exchange. The initial locations of those offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of and premium, if any, and interest, if any, on bearer securities may be paid by wire transfer to an account maintained by the person entitled thereto with a bank located outside the United States. Unless otherwise provided in the prospectus supplement, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for those interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal of and premium, if any, and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

The following will constitute events of default under each Indenture with respect to any series of debt securities, unless we state otherwise in the applicable prospectus supplement:

•	we do not pay interest on a debt security of that series within 30 days of its due date;

•	we do not pay principal of, or any premium on, a debt security of that series on its due date;

•	we do not deposit any sinking fund payment when due by the terms of any debt security of that series;

•

we remain in breach of a covenant in respect of the debt securities of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of debt securities of that series;

•	we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided with respect to debt securities of that series occurs.

We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so.

If an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be due and payable immediately.

Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of debt securities of that series, unless the holders of the debt securities of that series have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the Trustee and to certain other provisions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series and any related coupons, waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, or interest, if any, on any debt security of that series or any related coupons, or

•	relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment.

Merger or Consolidation

Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder and immediately after the transaction no default shall exist.

Modification or Waiver

Modification and amendment of each Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all outstanding indenture securities issued thereunder that are affected by the modification or amendment. The consent of the holder of each outstanding indenture security affected is, however, required to:

•	change the maturity of the principal of or any installment of principal of or interest on that indenture security;

•	reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, that indenture security, or change the manner of calculation thereof;

•	change our obligation, if any, to pay additional amounts in respect of that indenture security;

•

reduce the portion of the principal of an original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity date thereof or provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of that indenture security;

•	change the place or currency of payment of principal, premium or interest on that indenture security;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;

•	adversely affect any right to convert or exchange that indenture security;

•	reduce the percentage in principal amount of outstanding indenture securities required to amend or waive compliance with certain provisions of the applicable Indenture or to waive certain defaults;

•	reduce the requirements for voting or quorum described below; or

•

modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each indenture security affected thereby.

In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each outstanding subordinated indenture security affected thereby, modify any of the provisions of that Indenture relating to the subordination of the subordinated indenture securities in a manner adverse to the holders and no such modification or amendment may adversely affect the rights of any holder of senior indebtedness described under the caption “— Subordinated Debt Indenture Provisions” without the consent of that holder of senior indebtedness.

The holders of a majority in aggregate principal amount of outstanding indenture securities have the right to waive our compliance with certain covenants in the applicable Indenture.

Modification and amendment of each Indenture may be made by the Trustee and us, without the consent of any holder, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of indenture securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;

•	to add events of default for the benefit of the holders of all or any series of indenture securities;

•

to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of indenture securities in uncertificated form, provided that any such actions do not adversely affect the holders of the indenture securities or any related coupons;

•

to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no indenture securities outstanding entitled to the benefit of those provisions;

•	to secure the indenture securities under the applicable Indenture pursuant to any requirements of the Indenture, or otherwise;

•	to establish the form or terms of indenture securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of indenture securities of a series issued thereunder or any related coupons in any material respect; or

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of indenture securities thereunder, provided that the action does not adversely affect the interests of the holders of any indenture securities and any related coupons in any material respect.

In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

•

the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

•	indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

•

the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

•	indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

Each Indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding indenture securities of that series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each indenture security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding indenture securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding indenture securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of a series held in accordance with the applicable Indenture will be binding on all holders of indenture securities of that series and any related coupons whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding indenture securities of a series; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding indenture securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

We may discharge certain of our obligations to holders of debt securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on the debt securities on their various due dates.

Each Indenture provides that, if the series of debt securities provides for it, we may elect either to defease and be discharged from any and all obligations with respect to such debt securities and any related coupons, with certain limited exceptions (this is called “full defeasance”) or to be released from our obligations under any specified covenant with respect to those debt securities and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities and any related coupons (this is called “covenant defeasance”).

In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of the debt securities of the particular series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the debt securities on their various due dates.

A trust may only be established if, among other things, we have delivered to the Trustee a legal opinion stating that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the full defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the full defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

In the event we effect covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on those debt securities and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on those debt securities and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

The prospectus supplement may further describe the provisions, if any, permitting full defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a “global security”). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the applicable Trustee and then by the applicable Trustee to the depositary.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that global securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a global security.

If:

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

•	we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or

•	an event of default under the applicable Indenture has occurred and is continuing,

then we will issue individual debt securities in certificated form in exchange for the relevant global securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for those debt securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global security representing debt securities will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those debt securities is discontinued.

To facilitate subsequent transfers, all global securities representing debt securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. (“Cede”), or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing debt securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the global securities representing the debt securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the applicable Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

If applicable, a beneficial owner will give notice of any option to elect to have its debt securities purchased or tendered, through its participant, to the applicable Trustee, and will effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the global security representing those debt securities, on DTC’s records, to such Trustee. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global security representing those debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the applicable Trustee’s account with DTC.

DTC may discontinue providing its services as depositary with respect to debt securities at any time by giving reasonable notice to us or the applicable Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be direct participants in DTC.

None of any underwriter or agent, the Trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

Each Trustee may resign or be removed with respect to one or more series of indenture securities and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other Trustee, and any action described herein to be taken by the Trustee may then be taken by each Trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is Trustee.

Subordinated Debt Indenture Provisions

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and premium and interest, if any, on subordinated debt securities is to be subordinated to the extent provided in the Subordinated Debt Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of and premium and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of the principal of or premium or interest, if any, on the subordinated debt securities may be made at any time unless full payment of all amounts due in respect of the principal of and premium and interest, if any, on Senior Indebtedness has been made or duly provided for in money.

In the event that, notwithstanding the foregoing, any payment by us is received by the Subordinated Trustee or the holders of any of the subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution shall be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated debt securities.

By reason of the subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the definition of Senior Indebtedness and the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee under the Senior Debt Indenture and the Subordinated Debt Indenture

U.S. Bank Trust Company, National Association, the Trustee under our Senior Debt Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Debt Indenture to be entered into with respect to our subordinated debt securities. In the event that the Trustee’s position as trustee under the Senior Debt Indenture and the Subordinated Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under either the Senior Debt Indenture or the Subordinated Debt Indenture.

U.S. Bank Trust Company, National Association is trustee under various indentures relating to our subsidiaries and affiliates. We, our subsidiaries and our affiliates maintain other normal banking relationships, including credit facilities and lines of credit, with an affiliate of U.S. Bank Trust Company, National Association.

DESCRIPTION OF THE CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our capital stock. For additional information, refer to the applicable provisions of the New Jersey Business Corporation Act, as amended (the “Act”), our Certificate of Incorporation, as amended (the “Charter”), and By-Laws, as amended (the “By-Laws”). Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

Authorized Capital

Our authorized capital stock consists of 1,000,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

General. The outstanding shares of our common stock are, and any shares of common stock offered by a future prospectus supplement when issued and paid for will be, fully paid and non-assessable.

Dividend Rights. Holders of our common stock are entitled to such dividends as may be lawfully declared from time to time by our board of directors out of our earned surplus and in compliance with the Act, and from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to holders of our common stock.

Liquidation Rights. After satisfaction of our creditors and the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

No Preemptive or Similar Rights. Holders of our common stock have no conversion, redemption or preemptive rights to subscribe to or acquire any of our securities. Our common stock is not entitled to the benefit of any sinking fund provisions.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “PEG.”

Anti-Takeover Effects of Provisions of Our Charter and By-Laws

Board of Directors. Subject to the rights of any class or series of stock having a preference over our common stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The board of directors, by the affirmative vote of a majority of the directors in office, may remove a director for cause where, in their judgment, the continuation of the director in office would be harmful to us and may suspend the director for a reasonable period pending final determination that cause exists for removal.

Business Combinations. The Charter prohibits certain business combinations with “Interested Shareholders” unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes:

(a) any merger or consolidation of us or any subsidiary with an Interested Shareholder or any affiliate thereof; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate thereof of any assets of us or any subsidiary having an aggregate fair market value of $25,000,000 or more; (c) the issuance or transfer by us or any subsidiary (in one transaction or a series of transactions) of any of our securities or any securities of any or our subsidiaries to any Interested Shareholder or any affiliate thereof in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $25,000,000 or more; (d) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of any Interested Shareholder or any affiliate thereof; or (e) certain reclassification, recapitalization, merger or consolidation transactions that would have the effect of increasing the proportionate share of the outstanding shares of any class of our or any of our subsidiaries’ equity or convertible securities which is directly or indirectly owned by any Interested Shareholder or any affiliate thereof. Each such transaction requires the prior approval by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Generally, an “Interested Shareholder” is any person who is, or during the two-year period immediately prior to the date in question was, the beneficial owner, directly or indirectly, of shares having 10% or more of the votes of the then outstanding voting stock.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to the board of directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in the By-Laws.

Proxy Access. The By-Laws permit an eligible stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of our outstanding common stock as of the date written notice is received by us of such stockholder’s intention to propose director nominees and as of the record date for the annual meeting. The number of stockholder nominees permitted under the proxy access provisions of the By-Laws may not exceed 25% of the number of directors in office as of the last day on which notice of a nomination may be delivered.

Notice of a nomination under the proxy access provisions of the By-Laws must generally be submitted to the Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of our proxy statement in the prior year. The notice must contain certain information specified in the By-Laws.

Board Vacancies. Any vacancy on our board of directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Special Meetings; Stockholder Action by Written Consent. Special meetings of the stockholders may be called at any time by our board of directors or by the chief executive officer or upon the written request of the holders of the capital stock entitled to cast at least 25% of the votes at such meeting.

Amendments. Except as otherwise required by the By-Laws or the Charter, action by the stockholders to adopt a proposed amendment to the Charter may be taken by the affirmative vote of a majority of the votes cast by the holders of our stock entitled to vote thereon and, in addition, if any class or series of stock is entitled to vote thereon as a class, by the affirmative vote of a majority of the votes cast in each class vote. The By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of New Jersey, the Charter and the By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend the By-Laws or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of our affairs.

Additional Authorized Shares of Common Stock and Preferred Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Indemnification of Directors and Officers; Limitation of Liability.

Indemnification. The Charter provides that we will, to the full extent permitted by law, indemnify any person who is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was our director, officer or employee.

Limitation of Liability. The Charter further provides that, to the full extent permitted by law, our directors and officers will not be personally liable to us or our stockholders for damages for breach of any duty owed to us or our stockholders. No amendment or repeal of this provision of the Charter may adversely affect any right or protection of any of our directors or officers existing at the time of such amendment or repeal.

Transfer Agents and Registrars

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

•	the rate (or manner of calculation of the rate) of dividends, if any, payable and whether such dividends are payable on a cumulative basis, and the frequency of any such payments;

•	the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;

•	the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

•	the price at and the terms and conditions upon which shares may be redeemed; and

•	the voting rights, if any.

As of the date of this prospectus, no shares of preferred stock are outstanding.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders’ obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, the debt securities securing the holders’ obligations thereunder and the related collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the securities;

•	the proceeds we will receive from the offering;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which we may list the securities.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price;

•	prices that may be changed;

•	market prices at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will describe the method of distribution in the relevant prospectus supplement.

If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

•	the name of the managing underwriter, if any;

•	the names of any other underwriters; and

•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

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entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•	subject the obligations of the underwriters to certain conditions precedent; and

•	obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the relevant prospectus supplement.

If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the relevant prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

If underwriters are used in the sale, to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in such securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of such securities, the underwriters may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

We may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the securities through competitive bidding procedures described in the relevant prospectus supplement.

If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

Each series of securities will be a new issue and, except for the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless we advise you differently in the relevant prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any securities.

We will estimate our expenses associated with any offering of the securities in the relevant prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities will be passed upon for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of our affiliate, PSEG Services Corporation, and for any underwriters, dealers or agents by Sidley Austin LLP, New York, New York, who may rely on the opinion of Ms. Linde or Mr. Walmsley as to matters of New Jersey law. Ms. Linde and Mr. Walmsley each beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented and continues to represent us and our affiliates in connection with certain unrelated legal matters.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from PSEG’s Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

2,500,000 shares of Common Stock without Par Value

Enterprise DirectSM Plan

(Dividend Reinvestment and Stock Purchase Plan)

We hereby offer participation in the Enterprise Direct Plan (“Enterprise Direct” or “Plan”). Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors in our common stock, without par value (“Common Stock”).

Under Enterprise Direct:

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Shareholders who own shares of Common Stock or any series of preferred stock of our subsidiary, Public Service Electric and Gas Company (“PSE&G”) (“Preferred Stock”), directly in their name may enroll.

•	Non-shareholders may enroll in the Plan by making an initial investment (“Initial Investment”) of at least $250 plus an enrollment fee (“Enrollment Fee”).
•	All or a portion of dividends from Common Stock or Preferred Stock may automatically be reinvested in additional shares of Common Stock.
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Once enrolled, Participants may make additional investments (“Voluntary Contributions”) of $50 or more. The maximum annual investment (including the Initial Investment and Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) is $125,000.

•	Shareholders who hold Common Stock certificates may deposit them with the Administrator for safekeeping, whether or not they reinvest their dividends.
•	No trading fees will be charged for purchases or reinvestments through the Plan. Participants will be required to pay certain fees in connection with the Plan. See “Service Fees”.
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Any shareholders enrolled or deemed to be enrolled (“Participants”) may sell shares of Common Stock credited to their accounts through Enterprise Direct. Trading fees, related service charges and any applicable taxes will be deducted from the proceeds of such sales.

•	Participants may have any non-reinvested dividends on shares of Common Stock held in their Enterprise Direct accounts paid by direct deposit.

Shares of Common Stock will be purchased under the Plan, at our option, from newly issued shares, shares held in our treasury or shares purchased on the open market by a broker registered under the Securities Exchange Act of 1934 (“Exchange Act”) who may be affiliated with the Plan’s Administrator, which is acting as an “agent independent” of us and our affiliates, as that term is defined in rules and regulations under the Exchange Act (“Independent Agent”). All sales of Common Stock under the Plan will be made by a broker of the Independent Agent who may be affiliated with the Plan’s Administrator.

The PSEG common stock is not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by, EQ Shareowners Services or PSEG, and are subject to investment risks, including possible loss of principal amount invested. Common stock held in the Plan are not subject to protection under the Securities Investor Protection Act of 1970. The Common Stock is listed on the New York Stock Exchange under the ticker symbol “PEG.” The closing price of the Common Stock on November 10, 2023 was $61.61.

We have appointed Equiniti Trust Company, LLC (“EQ Shareowner Services”), as the Administrator of the Plan.

Investing in the Common Stock involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 4 of this prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of its provisions. You should read this prospectus together with additional information described under “Where You Can Find More Information.” Information that is incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since that date.

In this prospectus, unless otherwise stated, or the context otherwise requires, references to “PSEG,” “we,” “us” and “our” are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at investor.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below that have been filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Information in our Definitive Proxy Statement on Schedule 14A filed on March 9, 2023 that is incorporated by reference into our Annual Report on Form 10-K;

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Our Current Reports on Form 8-K filed on January 18, 2023, February  17, 2023, April  11, 2023, April  19, 2023, April  21, 2023, May  31, 2023, August  7, 2023, September  21, 2023, October  4, 2023 and October 26, 2023; and

•	The description of our common stock in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4c to our

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Annual Report on Form 10-K for the year ended December 31, 2019, and any further amendment or report filed for the purpose of amending such description.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering of Common Stock, except for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K, unless otherwise specifically stated in the Form 8-K.

You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial conditions and results of operations may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

THIS PROSPECTUS CONTAINS THE TEXT OF ENTERPRISE DIRECT IN ITS ENTIRETY AND, THEREFORE, SHOULD BE RETAINED BY PARTICIPANTS FOR FUTURE REFERENCE.

FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

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the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

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•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

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risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by

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management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Exchange Act.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

We are a public utility holding company that, acting through our wholly owned subsidiaries, is a predominantly regulated electric and gas utility and a nuclear generation business. Our operations are located primarily in the Mid-Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment. As a holding company, our profitability depends on our subsidiaries’ operating results. We have two principal direct, wholly-owned subsidiaries:

•	PSE&G, which is a public utility engaged principally in the transmission of electricity and distribution of electricity and natural gas in certain areas of New Jersey; and
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PSEG Power, which is an energy supply company that integrates the operations of its merchant nuclear generating assets with its fuel supply functions through competitive energy sales via its principal direct wholly owned subsidiaries.

Our other direct, wholly-owned subsidiaries are:

•	PSEG Energy Holdings L.L.C. (“Energy Holdings”), which primarily holds lease investments;
•	PSEG Long Island LLC (“PSEG LI”), which operates the Long Island Power Authority’s electric transmission and distribution system under an Operations Services Agreement; and
•	PSEG Services Corporation (“Services”), which provides certain management, administrative and general services to us and our subsidiaries at cost.

PSEG is a New Jersey corporation with its principal offices located at 80 Park Plaza, Newark, New Jersey 07102. Its telephone number is (973) 430-7000.

RISK FACTORS

In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement or any applicable free writing prospectus, prospective investors should carefully consider the risks described below before making a decision to invest in the securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or cash flows and on the trading price of our securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

Because PSEG is a Holding Company, its Ability to Service its Debt Could be Limited

PSEG is a holding company with no material assets other than the stock or membership interests of its subsidiaries. Accordingly, all of PSEG’s operations are conducted by its subsidiaries which are separate and

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distinct legal entities that have no obligation, contingent or otherwise, to pay the debt of PSEG or to make any funds available to PSEG to pay such debt or satisfy its other corporate funding needs. As a result, PSEG’s debt will effectively be subordinated to all existing and future preferred equity and liabilities of its subsidiaries, including holders of their debt, trade creditors, secured creditors, taxing authorities and guarantee holders, and PSEG’s rights and hence the rights of PSEG’s creditors to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and preferred equity holders, except to the extent that PSEG’s claims as a creditor of such subsidiary may be recognized.

PSEG depends on its subsidiaries’ cash flows and access to capital in order to service its indebtedness and satisfy its other corporate funding needs. The debt agreements of subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. PSEG’s subsidiaries’ ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG may also be limited or restricted by regulatory considerations or applicable law.

PSEG’s subsidiaries have financed and may in the future finance some investments using non-recourse project level financing. Each non-recourse project level financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, PSEG’s subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement is not expected to cause a default with respect to PSEG’s debt, other debt of the applicable subsidiary, if any, or debt of PSEG’s other subsidiaries, it may materially affect PSEG’s ability to service its outstanding indebtedness and satisfy its other corporate funding needs.

We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness and satisfy our other corporate funding needs.

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DESCRIPTION OF THE COMMON STOCK

The following description summarizes the material terms of our Common Stock. Because this section is a summary, it does not describe every aspect of our Common Stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act, as amended (the “Act”), our Certificate of Incorporation, as amended (the “Charter”), and By-Laws, as amended (the “By-Laws”). Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

General. As of November 9, 2023, 498,314,302 shares of our Common Stock were issued and outstanding. The outstanding shares of our Common Stock are, and any shares of Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable.

Dividend Rights. Holders of our Common Stock are entitled to such dividends as may be lawfully declared from time to time by our board of directors out of our earned surplus and in compliance with the Act, and from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

Voting Rights. Holders of our Common Stock are entitled to one vote for each share held by them on all matters presented to holders of our Common Stock.

Liquidation Rights. After satisfaction of our creditors and the preferential liquidation rights of any preferred stock, the holders of our Common Stock are entitled to share, ratably, in the distribution of all remaining net assets.

No Preemptive or Similar Rights. Holders of our Common Stock have no conversion, redemption or preemptive rights to subscribe to or acquire any of our securities. Our Common Stock is not entitled to the benefit of any sinking fund provisions.

Listing. Our Common Stock is listed on the New York Stock Exchange under the symbol “PEG.”

Anti-Takeover Effects of Provisions of Our Charter and By-Laws

Board of Directors. Subject to the rights of any class or series of stock having a preference over our Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The board of directors, by the affirmative vote of a majority of the directors in office, may remove a director for cause where, in their judgment, the continuation of the director in office would be harmful to us and may suspend the director for a reasonable period pending final determination that cause exists for removal.

Business Combinations. The Charter prohibits certain business combinations with “Interested Shareholders” unless, subject to specified exceptions, the business combination or the transaction in which the person became

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an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes: (a) any merger or consolidation of us or any subsidiary with an Interested Shareholder or any affiliate thereof; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate thereof of any assets of us or any subsidiary having an aggregate fair market value of $25,000,000 or more; (c) the issuance or transfer by us or any subsidiary (in one transaction or a series of transactions) of any of our securities or any securities of any or our subsidiaries to any Interested Shareholder or any affiliate thereof in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $25,000,000 or more; (d) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of any Interested Shareholder or any affiliate thereof; or (e) certain reclassification, recapitalization, merger or consolidation transactions that would have the effect of increasing the proportionate share of the outstanding shares of any class of our or any of our subsidiaries’ equity or convertible securities which is directly or indirectly owned by any Interested Shareholder or any affiliate thereof. Each such transaction requires the prior approval by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Generally, an “Interested Shareholder” is any person who is, or during the two-year period immediately prior to the date in question was, the beneficial owner, directly or indirectly, of shares having 10% or more of the votes of the then outstanding voting stock.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to the board of directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in the By-Laws.

Proxy Access. The By-Laws permit an eligible stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of our outstanding Common Stock as of the date written notice is received by us of such stockholder’s intention to propose director nominees and as of the record date for the annual meeting. The number of stockholder nominees permitted under the proxy access provisions of the By-Laws may not exceed 25% of the number of directors in office as of the last day on which notice of a nomination may be delivered.

Notice of a nomination under the proxy access provisions of the By-Laws must generally be submitted to the Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of our proxy statement in the prior year. The notice must contain certain information specified in the By-Laws.

Board Vacancies. Any vacancy on our board of directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Special Meetings; Stockholder Action by Written Consent. Special meetings of the stockholders may be called at any time by our board of directors or by the chief executive officer or upon the written request of the holders of the capital stock entitled to cast a majority of votes at such meeting.

Amendments. Except as otherwise required by the By-Laws or the Charter, action by the stockholders to adopt a proposed amendment to the Charter may be taken by the affirmative vote of a majority of the votes cast by the holders of our stock entitled to vote thereon and, in addition, if any class or series of stock is entitled to vote thereon as a class, by the affirmative vote of a majority of the votes cast in each class vote. The By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of New Jersey, the Charter and the By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend the By-Laws or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of our affairs.

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Additional Authorized Shares of Common Stock and Preferred Stock. The additional shares of authorized Common Stock and preferred stock available for issuance under our Charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Indemnification of Directors and Officers; Limitation of Liability.

Indemnification. The Charter provides that we will, to the full extent permitted by law, indemnify any person who is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was our director, officer or employee.

Limitation of Liability. The Charter further provides that, to the full extent permitted by law, our directors and officers will not be personally liable to us or our stockholders for damages for breach of any duty owed to us or our stockholders. No amendment or repeal of this provision of the Charter may adversely affect any right or protection of any of our directors or officers existing at the time of such amendment or repeal.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC (“EQ Shareowner Services”).

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THE ENTERPRISE DIRECT PLAN

The following constitutes the full text of Enterprise Direct:

Purpose

Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors in our Common Stock. Participants may purchase shares of Common Stock and reinvest all or a portion of the dividends paid on Common Stock and/or Preferred Stock in shares of Common Stock, without the payment of any trading fees. To the extent, if any, that such shares are purchased directly from us, the Plan will provide us with additional equity capital.

Administration

Enterprise Direct is administered by the individual (who may be our employee or an employee of any of our subsidiaries), bank, trust company or other entity (including us or any of our subsidiaries) appointed from time to time by us to act as administrator of the Plan (the “Administrator”).

The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, forwarding funds to be used to purchase Common Stock in the open market and sales instructions to the broker of the Independent Agent, holding shares of stock acquired under the Plan, maintaining records, sending statements of account to Participants and performing other duties related to the Plan. Under certain circumstances, the Administrator may be an Independent Agent.

We have appointed Equiniti Trust Company, LLC (“EQ Shareowner Services”), as the Administrator of Enterprise Direct.

Inquiries

Participants may contact the Administrator at the following:

By Writing To:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified/Overnight Mail:

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

By Telephone, Toll Free:

1-800-242-0813 between 8:00 a.m. and 8:00 p.m. Monday through Friday, Eastern Time

– International Calls:

1-651-450-4064

– For the hearing impaired:

Please call 1-800-242-0813 and utilize our relay service

By Website:

shareowneronline.com

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To obtain information and perform certain transactions on your account online, including investments via automatic withdrawal, share withdrawals and sale of shares, you may use the Administrator’s website at: shareowneronline.com.

To register for online access:

If you are an existing registered shareowner:

1. Go to shareowneronline.com

2. Click Register then I want to register for online access

3. Enter “PSEG” and enter your EQ Account Number

4. Select your Authentication* method

5. Follow the steps to provide your information, create your secure profile, and access your online account

*If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1. Go to shareowneronline.com

2. Select Register then I want to invest in a Company

3. Select “PSEG”

4. Select Invest in this company and follow the instructions to buy shares

For optional cash investments, sales, transfers, deposits or withdrawals, mail the Transaction Request Form attached to your account statement to:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

For certificate deposits, mail the Transaction Request Form attached to your account statement along with your certificates to:

Certified/Overnight Mail:

EQ Shareowner Services

1110 Center Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

Eligibility

Any person or entity is eligible to participate in Enterprise Direct provided that (i) such person or entity fulfills the requirements described below under “Enrollment Procedures” and (ii) in the case of foreign investors, participation is limited to shareholders whose participation would not violate local laws and regulations or subject the Plan, the Administrator or us to taxation by or in such jurisdictions.

Regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, persons residing outside the U.S. who wish to participate in Enterprise Direct should first determine whether they are subject to any governmental regulations prohibiting their participation. Enterprise Direct is not offered to any person in any country where such participation is prohibited or where registration of us, the Administrator or the Common Stock would be required as a condition of such person’s participation.

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Enrollment Procedures

Requests for copies of an Account Authorization Form (the “AAF”) and this prospectus should be made to the Administrator at the addresses and telephone numbers listed in “Inquiries,” above.

To enroll in the Plan:

If you are an existing registered shareowner:

1. Go to shareowneronline.com

2. Click Register then then I want to register for online access

3. Select “PSEG” and enter your EQ Account Number

4. Select your Authentication* method

5. Follow the steps to provide your information, create your secure profile, and access your online account

*If you do not have your Authentication ID, select I don’t know and complete the online form to have it sent to you. For security, this number is required for first time sign on.

If you are a new investor:

1. Go to shareowneronline.com

2. Select Register then I want to invest in a Company

3. Select “PSEG”

4. Select Invest in this company and follow the instructions to buy shares

“Street Name” Holders/Transfer of Shares From a Broker

Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to an Enterprise Direct account by instructing their agent to register these shares directly in their name. Upon such registration, the shareholder may enroll in Enterprise Direct online or by returning a completed AAF to the Administrator.

Methods of Investment

A Participant’s total investment cannot exceed $125,000 per calendar year and must be made in U.S. dollars. For the purpose of applying the annual limit, all investments during any calendar year (including the Initial Investment and all Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) are aggregated. No interest will be paid on amounts held by the Administrator pending investment.

Direct Investment

Participants may make investments in Common Stock through Enterprise Direct of at least $250 plus the initial enrollment fee for an Initial Investment and at least $50 per investment for any Voluntary Contributions (each, a “Direct Investment”) by mailing a new AAF together with a check as directed on the form. The check must be in U.S. dollars and drawn on a U.S. or Canadian financial institution. Do not send cash. Money orders, traveler’s checks or third party checks will not be accepted. Funds received by the Administrator at least one business day prior to an Investment Date (as defined in “Investment Dates,” below) will be invested on such Investment Date. Any individual or entity may make Direct Investments on behalf of any Participant or eligible investor as a gift or award.

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A Direct Investment received by the Administrator and not yet used to purchase Common Stock through the Plan will be returned to the Participant as soon as administratively possible if a written request is received by the Administrator at least two business days prior to the applicable Investment Date. However, no refund of a check will be made until the check has cleared. Accordingly, such refunds may be delayed up to three weeks. No interest will be paid on a Direct Investment that is refunded to the Participant. If any optional cash investment, including payment by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant’s account any common stock purchased with such funds, and will sell these shares. The Plan Administrator may also sell additional common stock in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

Automatic Investments

Participants may make Voluntary Contributions through automatic withdrawals of at least $50 from a predesignated account with a U.S. Financial institution (“Automatic Investments”). To initiate Automatic Investments, Participants may enroll on-line or complete and return the Automatic Cash Withdrawal and Investment section of the AAF. Automatic Investments will be initiated as soon as administratively possible. Once initiated, funds will be drawn on the 11th and/or 25th day of each month, or if such date is not a business day, the deduction will be made on the preceding business day.

Dividends

A participant can elect to reinvest all or a portion of the dividends payable (if any) to purchase additional shares of Company common stock. The participant may also have the choice to receive the full dividend in a cash payment. The following describes the available options:

Full dividend reinvestment — All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (‘’DRS’’), will be used to purchase additional shares. The participant will not receive cash dividends from Company; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account. (RD)

Partial dividend reinvestment by share amount — A participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The partial elected to reinvestment will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RP-N)

Partial cash dividend by share amount — A participant may elect to be paid cash for a portion of the dividend and reinvest the remainder. The partial elected to be paid will be applied to the designated whole number of shares held in physical certificate form or held through book-entry DRS. All shares held in the Plan will be reinvested. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (PS-Y)

Once a Participant elects reinvestment, dividends paid on the specific securities so designated will be reinvested in shares of Common Stock until a different AAF is received. An AAF must be received by the Administrator no later than the record date for the dividend that is to be paid to be effective with respect to that dividend. The amount reinvested will be reduced by any amount which is required to be withheld under applicable tax law or other statutes. See “Income Tax Information.”

If a Participant does not elect to reinvest dividends, or elects partial reinvestment, that portion of the dividends not being reinvested will be sent to the Participant by check or, if the Participant has elected, by direct deposit. See “Direct Deposit of Dividends Not Reinvested.” The amount of any such dividends paid will be reduced by any amount, which is required to be withheld under applicable tax law or other statutes. See “Income Tax Information.”

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Investment Dates

Enterprise Direct “Investment Dates” are as follows:

(a) For Direct Investments, (i) the 15th day of each calendar month and the last calendar day of the month, or, if such day is not a day on which the financial markets in New York City are open for business, the immediately preceding day on which they are open. No interest will be paid on amounts held by the Administrator pending investment.

(b) For Automatic Investments, beginning on the next Investment Date after your account is debited, or, if such day is not a day on which the financial markets in New York City are open for business, the immediately preceding day on which they are open.

(c) For dividends paid on Common Stock or Preferred Stock which are designated for investment through Enterprise Direct, on each respective dividend payment date.

Purchases of Common Stock

Common Stock will be purchased by the broker of the Independent Agent in the open market or directly from us, at our sole discretion. Shares purchased from us may be either newly issued shares or shares held in our treasury.

We may not change our determination regarding the source of the shares (i.e., from us or in the open market) more than once in any 3-month period. At any time that shares of Common Stock are purchased in the open market for Participants, we will not exercise our right to change the source of purchases of Common Stock absent a determination by our board of directors or the finance committee of our board of directors that we have a need to increase equity capital or there is another compelling reason for such change.

Open market purchases by the broker of the Independent Agent may be made on any stock exchange in the United States where the Common Stock is traded, in the over-the-counter market, from Participants who are selling through the Plan or by negotiated transactions on such terms as the broker of the Independent Agent, in its sole discretion, may reasonably determine at the time of purchase. Any shares purchased by the broker of the Independent Agent from us will be made in accordance with applicable requirements. None of us, the Administrator (unless the Administrator is also the broker of the Independent Agent) nor any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased. We will pay all trading fees, related service charges and any applicable taxes incurred by the broker of the Independent Agent in connection with the purchase of shares of Common Stock in the open market. For information concerning the potential income tax consequences to the Participant of open market purchases see “Income Tax Information.”

For shares purchased in the open market, the broker of the Independent Agent may, at its sole discretion, purchase such shares at any time beginning on the Investment Date and ending on the business day before the next Investment Date. The number of shares (including any fraction of a share) of Common Stock credited to the account of a Participant for a particular Investment Date will be determined by dividing the total amount of dividends, Direct Investments and/or Automatic Investments to be invested for such Participant on such Investment Date by the weighted average price per share of such purchases made for all Participants for such Investment Date.

Purchases of shares of Common Stock from us, whether newly issued or treasury shares, will be made on the relevant Investment Date at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published for the Investment Date. No trading fees will be incurred on shares acquired directly from us.

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Under Enterprise Direct, a Participant does not have the ability to order the purchase of a specific number of shares, the purchase of shares at a specified price or a particular date of purchase, as may be done with purchases through a broker.

The broker of the Independent Agent may commingle each Participant’s funds with those of other Participants for the purpose of executing purchase and sale transactions. Participants will not earn interest on funds held by the Plan Administrator. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

Sales of Common Stock

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the common shares of PSEG are traded. Depending on the number of PSEG shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail) — The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) — The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) — The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-‘Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) — A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

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Stop Order (online or telephone) — The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant. The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after settlement date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested in writing that the participant can deliver to their broker.

PSEG’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

The Insider Trading Policy provides that the participant may not trade in PSEG’s common stock if in possession of material, non-public information about the company. Share sales by employees, Affiliates and Section 16 officers must be made in compliance with PSEG’s Insider Trading Policy.

Changing Plan Options

Participants may change their Enterprise Direct options at any time online, by telephone or by delivering a new AAF or other instructions to that effect to the Administrator. Any such instructions must be received by the Administrator no later than the record date for the dividend that is to be paid to be effective for that dividend. In addition, for changes involving Automatic Investments, an AAF indicating such change must be received by the Administrator no later than 15 business days prior to the Investment Date upon which the change is to become effective.

Withdrawal from Enterprise Direct

A participant may terminate participation in the Plan at any time by instruction to the Plan Administrator. Requests can be made by telephone or through the mail. A participant requesting termination may elect to retain PSEG shares or to sell all or a portion of the shares in the account. If a participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares will be sold and a check will be sent to the participant for the proceeds. If a participant chooses to sell the Plan shares, the Plan Administrator will

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sell such shares at the current market value and will send the proceeds to the participant, less fees and any applicable taxes. If no election is made in the request for termination, whole Plan shares will be converted to book-entry DRS. Upon termination, any uninvested contributions will be returned to the participant. Any future dividends will be paid in cash, unless the participant rejoins the Plan.

If the participant’s request to terminate their participation in the Plan is received on or after a dividend record date, but before the dividend payable date, the participant’s termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to the participant.

The Plan Administrator reserves the right to terminate participation in the Plan if a participant does not have at least one whole share in the Plan. Upon termination the participant may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

Safekeeping

A participant may elect to deposit physical Company common stock certificate(s) for safekeeping, by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to Plan shares. The transaction will appear on the Plan account statement, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held until the participant sells, withdraws or terminates participation in the Plan. Because the participant bears the risk of loss in sending stock certificate(s), it is recommended that the participant sends them registered, insured for at least 5% of the current market value and request a return receipt.

Certificate(s) will be issued to a participant for Company common stock in the participant’s account upon written request to the Plan Administrator. No certificate for a fractional share will be issued.

Direct Deposit of Dividends Not Reinvested

Participants and non-Participants who elect not to reinvest all dividends on shares of Common Stock and Preferred Stock may receive non-reinvested dividends by direct deposit to their accounts at predesignated U.S. financial institutions on the applicable dividend payment date. To receive direct deposit of funds, Participants and non-Participants must obtain from the Administrator a Direct Deposit of Dividends Authorization Form and complete, sign and return it to the Administrator. Direct deposit of funds will become effective as soon as administratively possible after receipt of a completed Direct Deposit of Dividends Authorization Form. Changes in designated direct deposit accounts may be made by logging into your account online or delivering a new Direct Deposit of Dividends Authorization Form to the Administrator.

Dividends on shares of Common Stock and Preferred Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable dividend payment date.

Gift/Transfer of Shares

To authorize a transfer or gift of PSEG shares, a participant must submit a Stock Power Form with instructions to transfer ownership of shares, to the Plan Administrator. The Form can be found online at shareowneronline.com. For additional assistance regarding the transfer of Plan shares, contact the Plan Administrator. The Form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union who participates in the Medallion Signature Guarantee program. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If a participant’s request to transfer all Plan shares in an account is received between a dividend record date and payable date, the request will be processed and a separate dividend check will be mailed to the participant.

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A participant can also gift shares from a Plan account to a non-participant by making an initial cash investment plus the initial enrollment fee to establish an account in the recipient’s name. An optional cash investment can also be submitted on behalf of an existing Plan participant. If a participant’s investments or transfers are made to an existing account, dividends on the shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.

Investment Summary and Service Fees

Summary
Minimum cash investments
Minimum one-time initial purchase for new investors	$250.00
Minimum one-time optional cash investment	$50.00
Minimum recurring automatic investments	$50.00
Maximum cash investments
Maximum annual investment	$125,000.00
Dividend reinvestment options
Reinvest options	Full, Partial
Fees
Investment fees
Initial enrollment (new investors only)	$10.00
Dividend reinvestment
Shareowners owning less than 100 shares	Company Paid
Shareowners owning 100 shares or more	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid
Sales fees
Batch Order	$10.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.05
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

We reserve the right at any time to change these fees or to charge Participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, set-up and handling fees. Notices of such future changes or additional fees will be sent to Participants at least 30 days prior to their effective date.

The Administrator will deduct the applicable fees and any other charges from proceeds due from a sale, funds received for investment or the payment of dividends. Any trading fees paid by us on behalf of a Participant

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to purchase shares of Common Stock under Enterprise Direct will be reported to the Internal Revenue Service (“IRS”) as income to the Participant. See “Income Tax Information.” At present, we estimate that trading fees will not exceed $0.10 per share. We do not control the amount or the timing of changes to trading fees. Therefore, no notice of increases in trading fees will be provided.

Reports to Participants

Participants will be provided statements listing all transactions in the Participant’s account for the current calendar year at their last known address as shown on the Administrator’s records. In addition, Participants will be provided a confirmation statement for each Voluntary Contribution that is made.

If you are a shareowner of record owning less than 100 shares, you pay no transaction fees to reinvest your dividends. You will receive an annual account statement detailing all of your transactions for the year along with your Form 1099-DIV tax reporting information as applicable.

If you are a shareowner of record owning 100 shares or more, you pay no transaction fees to reinvest your dividends. You will receive quarterly account statements.

Statements provide cost basis information which is necessary for tax reporting after the sale of Common Stock and should be retained by the Participant. You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.

Stock Splits; Stock Dividends; Rights Offerings

It is understood that any stock dividends or stock splits distributed by PSEG on common stock held by the Plan Administrator for the participant will be credited to the participant’s account. This will include all whole and fractional shares.

In the event that PSEG makes available to its shareowners any rights to subscribe for additional common stock, the rights to subscribe will be based on any shares held in and outside of the Plan. Any new shares distributed by PSEG resulting from the exercise of the rights will be issued directly to the participant.

Rights of Participants

All Common Stock purchased and/or held in a Participant’s account will be held in a nominee name and administered by the Administrator, as custodian. Cash held for a Participant’s account pending investment will be held in a segregated account and will not be commingled with our or the Administrator’s funds (although funds held for Participants will be commingled with funds held for other Participants). Participants will be provided all reports distributed to our shareholders, as well as proxy materials, including a proxy covering all Common Stock held in the Participant’s account, relating to any annual or special meeting of our shareholders at the last address for the Participant shown on the Administrator’s records. Participants in the Plan will receive voting materials and have the sole right to vote the common stock of PSEG represented by the shares held for them in the Plan. In the event the participant does not provide direction for voting, the Plan shares will not be voted.

The participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recent submitted instructions.

Responsibility of the Administrator and Us; Indemnification

Neither we nor the Administrator can assure a profit or protect against a loss on shares purchased under Enterprise Direct. The establishment and maintenance of Enterprise Direct by us does not constitute an assurance with respect to either the value of Common Stock or whether we will continue to pay dividends on Common Stock or at what rate.

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Neither we nor the Administrator will be liable for any losses or liability howsoever incurred by Participants arising from, related to or in connection with the administration of the Plan or the Administrator’s actions or non-actions with respect to the Plan (including by way of example and not by way of limitation any losses or claim of liability arising from (i) the failure to terminate a Participant’s account, sell shares in the Plan or invest optional cash investments or dividends without prior receipt of proper documentation and instructions; (ii) the prices at which shares are purchased or sold for the Participant’s account, the timing of such purchases and sales, and the fluctuation of prices of the shares (a) between the receipt of cash or dividends for investment and such investment, (b) between the receipt of instructions to sell and such sale and (c) after the purchase and sale of shares, and (iii) the transfer of shares from Participant’s account to a broker pursuant to the Profile Program of The Depositary Trust Company) except for such losses and liabilities caused by the Administrator’s negligence or willful misconduct. In no event shall the Administrator be liable for special, consequential or punitive damages or losses due to forces beyond its control (including by way of example and not by way of limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware services)).

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MODIFICATION OR TERMINATION OF ENTERPRISE DIRECT

We may modify or terminate Enterprise Direct at any time with or without prior notice and, in such event, Participants will be so notified. The Administrator also reserves the right to change any administrative procedures of Enterprise Direct.

Interpretation of Enterprise Direct

We and the Administrator may, in our absolute discretion, interpret and regulate Enterprise Direct as deemed necessary or desirable in connection with the operation of Enterprise Direct and resolve questions or ambiguities concerning the various provisions of Enterprise Direct.

Governing Law

Enterprise Direct shall be governed by and construed in accordance with the laws of the State of New Jersey.

Termination of Participation

If a Participant does not have at least one whole share of Common Stock credited to the Participant’s account under Enterprise Direct, or does not own any Common Stock or Preferred Stock for which dividends are designated for reinvestment pursuant to Enterprise Direct, the Participant’s participation in Enterprise Direct may be terminated by us upon written notice to the Participant. Additionally, we may terminate any Participant’s participation in Enterprise Direct after sending written notice to such Participant at the address appearing on the Administrator’s records. A Participant whose participation has been terminated will receive (i) any dividends and cash investments credited to the Participant’s account and (ii) a check for the cash value of any fraction of a share of Common Stock credited to the Participant’s account. Such fraction of a share shall be valued at the weighted average price per share of the aggregate number of shares sold by the broker of the Independent Agent on the day such fraction of a share is sold.

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INCOME TAX INFORMATION

We believe that the following is an accurate summary (as of the date of this prospectus) of the U.S. federal income tax consequences generally applicable to Participants in Enterprise Direct who are taxed on their dividend income.

For U.S. federal income tax purposes, dividends invested in our Common Stock under Enterprise Direct are taxable to the same extent and in the same manner as the dividends received from us in cash. Therefore, taxable Participants cannot avoid U.S. federal income taxes by participating in Enterprise Direct. Further, trading fees paid by us for open market purchase of shares on a Participant’s behalf are also treated as taxable dividends for this purpose. Annual informational returns sent to the IRS and to Participants, where required, will reflect all dividends declared on their Common Stock or Preferred Stock, whether or not invested under Enterprise Direct, and any related trading fees.

A Participant’s income tax basis in shares acquired under Enterprise Direct will equal the price at which the shares are credited to the Participant’s account by the Administrator and will be increased by any trading fees incurred by us in purchasing the shares on the open market.

This Plan assumes that each Participant will use the first-in, first-out (FIFO) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time.

This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdictions, nor does it address all tax considerations applicable to a Participant’s particular circumstances. Further, certain Participants, such as tax-exempt entities (e.g., pension plans and IRAs) and foreign shareholders, may be exempt from U.S. federal income tax on their dividend income. Accordingly, Participants are urged to discuss participation in Enterprise Direct with their tax advisors before enrolling.

In the case of Participants in Enterprise Direct whose dividends are subject to U.S. back-up withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

In the case of foreign shareholders whose dividends are subject to U.S. tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required obtaining a reduction in the U.S. withholding tax will be the responsibility of the foreign shareholder.

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments of U.S.-source dividends and the proceeds from the sale or other disposition of U.S. stock to certain non-U.S. entities (including financial intermediaries), unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding (if applicable) currently applies to any payment of amounts treated as dividends and will apply to any payment made after January 1, 2019 of gross proceeds of the sale, exchange or other disposition of the shares. If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld. Participants should consult their tax advisers regarding the potential application of FATCA.

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USE OF PROCEEDS

We will receive proceeds from the purchase of Common Stock pursuant to Enterprise Direct only to the extent that any such purchases are made directly from us and not in open market purchases by the Administrator. Proceeds received by us from such purchases will be used for general corporate purposes.

PLAN OF DISTRIBUTION

Common Stock offered pursuant to Enterprise Direct will be purchased in the open market or, at our option, directly from us. Participants will be required to pay certain fees in connection with Enterprise Direct. See “Service Fees” for a description of the fees charged by Enterprise Direct. All other costs related to the administration of Enterprise Direct will be paid by us.

LEGAL MATTERS

The legality of the Common Stock covered hereby has been passed upon for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of our affiliate, PSEG Services Corporation. Ms. Linde and Mr. Walmsley each beneficially owns or has rights to acquire an aggregate of less than 0.01% of Common Stock.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from PSEG’s Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information herein is correct as of any time subsequent to its date.

Public Service

Enterprise Group

Incorporated

Enterprise DirectSM

(Dividend Reinvestment And

Stock Purchase Plan)

November 13, 2023

Prospectus

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$	*
Printing		**
Legal fees and expenses		**
Fees of accountants		**
Fees of trustees		**
Blue sky fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*

Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except for 2,500,000 shares of Common Stock that had been previously registered on the Registrant’s Registration Statement No. 333-250825, originally filed on November 20, 2020 (the “Prior Registration Statement”) and remain unsold. The 2,500,000 shares of Common Stock were originally registered on the Registrant’s Registration Statement No. 333-221638, originally filed on November 17, 2017 (the “Original Registration Statement”) and carried forward to the Prior Registration Statement. In connection with the registration of such unsold shares on the Original Registration Statement, the Registrant paid a filing fee of $16,073, which was subsequently applied to the Prior Registration Statement pursuant to Rule 415(a)(6), which fee will continue to be applied to such unsold shares of Common Stock. Accordingly, there is no registration fee due in connection with such unsold shares pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under Section 14A:3-5 of the New Jersey Business Corporation Act, we:

(1) have power to indemnify each director and officer (as well as our employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in our own right, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

(2) have power to indemnify each director and officer against expenses in connection with any proceeding by or in our own right to procure a judgment in our favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

(3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

(4) have power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not we would have the power to indemnify him against such expenses and liabilities under the statute.

As used in the statute, expenses means reasonable costs, disbursements and counsel fees; liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

Article 8, Section 1 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

1. Indemnification:

The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

Article 8, Section 2 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

2. Limitation of Liability:

To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

Each form of underwriting agreement between us and any underwriters contains a provision under which each underwriter agrees to indemnify our directors and each of our officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to us in writing by or on behalf of such underwriter.

Our directors and officers are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and we are insured to the extent that we are required or permitted by law to indemnify the directors and officers for such loss. We pay premiums for such insurance.

Item 16.	Exhibits.

Exhibit

1-1	Form of Underwriting Agreement for Debt Securities.[1]

1-2	Form of Underwriting Agreement for Common Stock and Preferred Stock.[1]

Exhibit

4-1	Indenture dated as of November 1, 1998 between Public Service Enterprise Group Incorporated and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to First Union National Bank), as Trustee, providing for Senior Debt Securities.[2]

4-2	Form of Subordinated Debt Indenture.

4-3	Form of Senior Debt Security.[1]

4-4	Form of Subordinated Debt Security.[1]

4-5	Certificate of Incorporation.[3]

4-6	Certificate of Amendment of Certificate of Incorporation, effective April 23, 1987.[4]

4-7	Certificate of Amendment of Certificate of Incorporation, effective April 20, 2007.[5]

4-8	By-Laws effective February 14, 2023.[6]

4-9	Form of Stock Purchase Contract Agreement.[1]

4-10	Form of Pledge Agreement.[1]

5	Opinion of John C. Walmsley, Esquire.

23-1	Consent of Independent Registered Public Accounting Firm.

23-2	Consent of John C. Walmsley, Esquire (included in Exhibit 5).

24	Power of Attorney.

25-1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.

25-2	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

107	Calculation of Filing Fee Table.

1	To be filed by amendment or pursuant to a Current Report on Form 8-K, if applicable.
2	Previously filed as Exhibit 4(f) to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 001-09120, on February 23, 1999, and incorporated herein by reference.
3	Previously filed as Exhibit 3.1(a) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 001-09120, on May 4, 2007, and incorporated herein by reference.
4	Previously filed as Exhibit 3.1(b) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 001-09120, on May 4, 2007, and incorporated herein by reference.
5	Previously filed as Exhibit 3.1(c) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 001-09120, on May 4, 2007, and incorporated herein by reference.
6	Previously filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 001-09120, on February 17, 2023, and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 13th day of November, 2023.

Public Service Enterprise Group Incorporated

BY:	/s/ Bradford D. Huntington
Bradford D. Huntington
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has also been signed by the following persons in the capacities indicated on November 13, 2023.

Name	Capacity

/s/ Ralph LaRossa Ralph LaRossa	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Cregg Daniel J. Cregg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Rose M. Chernick Rose M. Chernick	Vice President and Controller (Principal Accounting Officer)

* Willie A. Deese	Director

* Jamie M. Gentoso	Director

* Barry H. Ostrowsky	Director

* Valerie A. Smith	Director

* Scott G. Stephenson	Director

* Laura A. Sugg	Director

* John P. Surma	Director

* Susan Tomasky	Director

*BY:	/s/ Bradford D. Huntington
Bradford D. Huntington
Attorney-In-Fact